UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2014
Date of Report (Date of earliest event reported)

CROSSBOX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53337	27-1139744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Birch Street, Suite 4800 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 276-5428
Registrant’s telephone number, including area code

Copies of Communications to:
Wilson & Oskam, LLP
9110 Irvine Center Drive
Irvine, CA 92618
(949) 752-1100
Fax (949) 752-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Chief Executive Officer

On April 4, 2014, J.C. (“Joe”) Lopez resigned as the Chief Executive Officer and as a member of the Board of Directors of the Company. The Board of Directors has appointed David Walters as interim CEO pending identification and hiring of a qualified full time replacement CEO.

Mr. Lopez expressed several reasons for his resignation, among them that he had not received a written employment agreement and that there were disputes among management, then nature of which he did not disclose. The Company had not yet determined whether Mr. Lopez was a suitable long term CEO and had not yet offered Mr. Lopez a written employment agreement. Mr. Lopez also expressed concern about the accuracy of an announced deal between Crossbox and Freddy Roach. The Company does not believe that there are any disputes among the existing management team and believes that its prior disclosure regarding the arrangements with Freddy Roach are accurate. A copy of Mr. Lopez’ resignation is attached as Exhibit A.

Item 9.01 – Financial Statements and Exhibits

Exhibit Number      Description
    99.1     Resignation of J.C. Lopez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSBOX, INC.

By: /s/ DAVID WALTERS
DAVID WALTERS, Chief Executive Officer and Chief Financial Officer

Date:  April 10, 2014